CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-299008 on Form S-6 of our report dated November 13, 2026, relating to the financial statement of FT 13355, comprising ETF Growth and Income Nov. '26 (ETF Growth and Income Portfolio, November 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 13, 2026